Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors

OceanFirst Financial Corp.:

We consent to the use of our reports dated March 15, 2017, with respect to (i) the consolidated statements of financial condition of OceanFirst Financial Corp. and subsidiary as of December 31, 2016 and 2015 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016 and (ii) the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of OceanFirst Financial Corp., incorporated by reference in this Amendment No. 1 to Registration Statement No. 333-220235 on Form S-4 and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus included in such Registration Statement.

/s/ KPMG LLP

KPMG LLP

Short Hills, New Jersey

September 19, 2017